Exhibit 10.2

THIRD AMENDMENT TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIRD AMENDMENT, dated as of February 7, 2013 (this “Amendment”), to the Third Amended and Restated Credit Agreement, dated as of March 22, 2012 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the lenders identified on the signature pages thereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), OBSIDIAN, LLC, a Delaware limited liability company, as the agent and collateral agent for the Lenders (“Obsidian” and in such capacity, together with its successors and assigns in such capacity, “Agent”), DIALOGIC CORPORATION, a British Columbia corporation (the “Company”), DIALOGIC INC., a Delaware corporation (the “Parent” and together with the Company, collectively, the “Principal Companies” and individually a “Principal Company”) and each of the Subsidiary Guarantors signatory thereto.

WHEREAS, the Principal Companies, the Subsidiary Guarantors, the Agent and the Lenders agree to modify the Credit Agreement on and subject to the terms set forth herein;

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

1. Definitions. Any capitalized term used herein and not defined shall have the meaning assigned to it in the Credit Agreement.

2. Amendments.

(a) The following new definition of “Annualized Basis” is hereby added to Schedule B of the Credit Agreement in correct alphabetical order to read as follows:

“”Annualized Basis” shall mean with respect to calculating an amount (i) for the Fiscal Quarter ending March 31, 2014, such amount for the Fiscal Quarter ending March 31, 2014 times four (4), (ii) for the Fiscal Quarter ending June 30, 2014, such amount for the Fiscal Quarters ending March 31, 2014 and June 30, 2014 times two (2), and (iii) for the Fiscal Quarter ending September 30, 2014, such amount for the Fiscal Quarters ending March 31, 2014, June 30, 2014 and September 30, 2014 times four-thirds (4/3). “

(b) The following new definition of “Third Amendment” is hereby added to Schedule B of the Credit Agreement in correct alphabetical order to read as follows:

“”Third Amendment” means the Third Amendment to the Third Amended and Restated Credit Agreement, dated as of February 7, 2013, by and among the Agent, the Lenders, the Principal Companies and the Subsidiary Guarantors.”

(c) The following new definition of “Third Amendment Effective Date” is hereby added to Schedule B of the Credit Agreement in correct alphabetical order to read as follows:

“”Third Amendment Effective Date” means the date on which each of the conditions precedent set forth in Section 4 of the Third Amendment have been either satisfied or waived.”

(d) The definition of “Change in Control” is hereby amended by (i) deleting existing clause (vi) thereof and (ii) renumbering existing clause (vii) thereof as clause (vi).

(e) The definition of “Consolidated EBITDA” in Schedule B of the Credit Agreement is hereby amended by adding the following sentence at the end therein to read as follows:

“For the purposes of Section 10.14, Consolidated EBITDA shall be calculated on an Annualized Basis for the Fiscal Quarters ending March 31, 2014, June 30, 2014 and September 30, 2014.”

(f) The definition of “Financial Covenants” in Schedule B of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“”Financial Covenants” means the covenants in Sections 10.14.”

(g) The definition of “Maturity Date” in Schedule B of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“”Maturity Date” means March 31, 2015; provided, that such date shall be extended to March 31, 2016 upon the earlier to occur of (i) the receipt by any Principal Company of Net Equity Proceeds in respect of any issuance of Capital Stock to a third-party Person in an aggregate amount of at least $5,000,000 or (ii) a Change in Control.”

(h) Sections 10.13 (Minimum Interest Coverage Ratio), 10.14 (Minimum EBITDA), 10.15 (Maximum Consolidated Total Leverage Ratio) and 10.16 (Minimum Liquidity) of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

10.13 Intentionally Omitted.

10.14 Minimum EBITDA. For each period below, the Parent will not fail to achieve Consolidated EBITDA of at least the required amount set forth in the table directly below for the applicable period set forth opposite thereto:

Applicable Amount	Applicable Period

$4,000,000	The Fiscal Quarter period ending on or about March 31, 2014

$4,000,000	The two Fiscal Quarter period ending on or about June 30, 2014

$4,000,000	The three Fiscal Quarter period ending on or about September 30, 2014

$4,000,000	The four Fiscal Quarter period ending on or about December 31, 2014 and the four Fiscal Quarter period ending on or about the last day of each Fiscal Quarter thereafter

10.15 Intentionally Omitted.

10.16 Intentionally Omitted.

(i) Section 2.1(a) (Commitments) of the Credit Agreement is hereby amended by adding the following sentence at the end therein:

“On the Third Amendment Effective Date, the Lenders shall make additional Loans to the Company in an aggregate principal amount not to exceed $4,000,000.”

(j) Section 2.2 (Interest on the Loans) of the Credit Agreement is hereby amended by adding the following paragraph (e) at the end thereof:

“(e) As of the Third Amendment Effective Date, (i) that portion of unpaid interest accruing from October 1, 2012 through December 31, 2012, which equals $841,000 and (ii) the Closing Fee (as defined in the Third Amendment) in the amount of $250,000 shall be added to the principal amount of the Loans.

(k) The Schedules to the Credit Agreement are hereby replaced in their entirety with the Schedules attached hereto as Exhibit A.

3. Waiver. (a) Pursuant to the request by the Loan Parties, but subject to satisfaction of the conditions set forth in Section 4 hereof, and in reliance upon (A) the representations and warranties of Loan Parties set forth herein and in the Credit Agreement and (B) the agreements of the Loan Parties set forth herein, the Required Lenders hereby waive any Event of Default that has or would otherwise arise under Section 11(g) of the Credit Agreement solely by reason of the Loan Parties’ failure to deliver to Wells Fargo Foothill Canada ULC a collateral questionnaire detailing the assets of the Parent and its Subsidiaries by the time required by the Nineteenth Amendment to the Working Capital Facility; provided, that such collateral questionnaire is delivered by the time required by the Twentieth Amendment to the Working Capital Facility.

(b) The waiver in this Section 3 shall be effective only in this specific instance and for the specific purpose set forth herein and does not allow for any other or further departure from the terms and conditions of the Credit Agreement or any other Loan Document, which terms and conditions shall continue in full force and effect.

4. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the fulfillment, in a manner satisfactory to the Agent and the Lenders, of each of the following conditions precedent (the date such conditions are fulfilled or waived by the Agent and the Lenders is hereinafter referred to as the “Third Amendment Effective Date”):

(a) Representations and Warranties; No Event of Default. After giving effect to this Amendment and the Twentieth Amendment to the Working Capital Facility dated as of the date hereof (the “Working Capital Amendment”), the representations and warranties herein, in Section 5 of the Credit Agreement and in each other Loan Document and certificate or other writing delivered to the Agent and the Lenders pursuant hereto on or prior to the Third Amendment Effective Date shall be true and correct on and as of the Third Amendment Effective Date as though made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date), and no Default or Event of Default shall have occurred and be continuing on the Third Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(b) Execution of Amendment. The Agent and the Lenders shall have executed this Amendment and shall have received a counterpart to this Amendment, duly executed by the Principal Companies and the Subsidiary Guarantors.

(c) Execution of Amendment to Working Capital Facility. The Agent shall have received executed copies of the Working Capital Amendment.

(d) Yield Enhancement Fee. On the Third Amendment Effective Date, the Company shall have paid to each Lender a fee in cash (the “Yield Enhancement Fee”) in an amount equal to 20.0% of the aggregate principal amount of the Loans made by such Lender on the Third Amendment Effective Date. The Yield Enhancement Fee shall be fully earned and non-refundable as of the Third Amendment Effective Date.

(e) Closing Fee. On the Third Amendment Effective Date, the Company shall have paid to Agent, for the benefit of the Lenders, a closing fee (the “Closing Fee”) in an amount equal to $250,000 in consideration for (i) $841,000 of accrued interest on the Loans that was due on December 31, 2012 being paid in kind and capitalized and added to the principal amount of the Loans and (ii) $500,000 of the Loans funded by the Lenders in December 2012. The Closing Fee shall be fully earned and non-refundable as of the Third Amendment Effective Date and shall be paid by being capitalized and added to the principal amount of the Loans, such that after giving effect to the Closing Fee, the aggregate outstanding principal amount of the Loans shall be increased by $250,000.

(f) Equity. On the Third Amendment Effective Date, in consideration of the Lenders entering into the Third Amendment, the Parent shall have issued to the Lenders common Capital Stock of the Parent in an amount equal to the market value of 10.0% of the outstanding shares of common stock of the Parent based on the closing price immediately prior to such issuance. The Agent and the Lender shall have received fully executed documents, in form and substance satisfactory to the Agent and the Lenders, to effectuate such issuance of common stock shares of the Parent. For U.S. federal income tax purposes, the Company, the

Parent and the Lenders (i) acknowledge that the additional Loans being made on the Third Amendment Effective Date and the common Capital Stock of the Parent being issued on the Third Amendment Effective Date constitute an investment unit and (ii) agree that, in accordance with Treasury Regulation Section 1.1273-2(h), the amount allocated to such additional Loans is $509.944 and the amount allocated to such common Capital Stock of the Parent is $3,490,056.

5. Representations and Warranties. Each of the Principal Companies and the Subsidiary Guarantors represents and warrants as follows:

(a) The execution, delivery and performance by the Principal Companies and the Subsidiary Guarantors of this Amendment (including, without limitation, Section 6) and the performance by the Principal Companies and the Subsidiary Guarantors of the Credit Agreement, as amended hereby, have been duly authorized by all necessary action, and the Principal Companies and the Subsidiary Guarantors have all requisite power, authority and legal right to execute, deliver and perform this Amendment (including, without limitation, Section 6) and to perform the Credit Agreement, as amended hereby.

(b) Each of this Amendment and the Credit Agreement, as amended hereby, is a legal, valid and binding obligation of the Principal Companies and the Subsidiary Guarantors, enforceable against the Principal Companies and the Subsidiary Guarantors in accordance with the terms thereof, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(c) After giving effect to this Amendment and the Working Capital Amendment, the representations and warranties contained in Section 5 of the Credit Agreement are true and correct on and as of the Third Amendment Effective Date as though made on and as of the Third Amendment Effective Date (except to the extent such representations and warranties expressly relate to an earlier date), and no Event of Default or Default has occurred and is continuing on and as of the Third Amendment Effective Date, or would result from this Amendment becoming effective in accordance with its terms.

6. Release. Each of the Principal Companies and the Subsidiary Guarantors may have certain Claims against the Released Parties, as those terms are defined below, regarding or relating to the Credit Agreement or the other Loan Documents. The Agent, the Lenders, the Principal Companies and the Subsidiary Guarantors desire to resolve each and every one of such Claims in conjunction with the execution of this Amendment and thus each of the Principal Companies and the Subsidiary Guarantors makes the releases contained in this Section 6. In consideration of the Agent and the Lenders entering into this Amendment and agreeing to substantial concessions as set forth herein, each of the Principal Companies and the Subsidiary Guarantors hereby fully and unconditionally releases and forever discharges each of the Agent and the Lenders, and their respective directors, officers, employees, subsidiaries, branches, affiliates, attorneys, agents, representatives, successors and assigns and all persons, firms, corporations and organizations acting on any of their behalves (collectively, the “Released Parties”), of and from any and all claims, allegations, causes of action, costs or demands and liabilities, of whatever kind or nature, from the beginning of the world to the date on which this Amendment is executed, whether known or unknown, liquidated or unliquidated, fixed or contingent, asserted or unasserted, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, anticipated or unanticipated, which the Principal Companies and the Subsidiary Guarantors has, had, claims to have had or hereafter claims to have against the Released Parties by reason of any act or omission on the part of the Released Parties, or any of them, occurring prior to the date on which this Amendment is executed, including all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings among the parties up to and including the date on which this Amendment is executed, but in any case only to the extent arising out of the administration or enforcement of the Loans, the Obligations, the Credit Agreement or any of the Loan Documents (collectively, all of the foregoing, the “Claims”). Each of the Principal Companies and the Subsidiary Guarantors represents and warrants that it has no knowledge of any claim by it against the Released Parties or of any facts or acts of omissions of the Released Parties which on the date hereof would be the basis of a claim by the Principal Companies and the Subsidiary Guarantors against the Released Parties which is not released hereby. Each of the Principal Companies and the Subsidiary Guarantors represents and warrants that the foregoing constitutes a full and complete release of all Claims.

7. Miscellaneous.

(a) Continued Effectiveness of the Credit Agreement. Except as otherwise expressly provided herein, the Credit Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the Third Amendment Effective Date (i) all references in the Credit Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment, and (ii) all references in the other Loan Documents to the “Credit Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment. To the extent that the Credit Agreement or any other Loan Document purports to pledge to the Collateral Agent, or to grant to the Collateral Agent, a security interest or lien, such pledge or grant is hereby ratified and confirmed in all respects. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as an amendment of any right, power or remedy of the Agent and the Lenders under the Credit Agreement or any other Loan Document, nor constitute a waiver or an amendment of any provision of the Credit Agreement or any other Loan Document.

(b) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Amendment.

(c) Headings. Section headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(d) Costs and Expenses. The Principal Companies agree to pay on demand all reasonable fees, costs and expenses of the Agent and the Lenders in connection with the preparation, execution and delivery of this Amendment.

(e) Amendment as Loan Document. The Principal Companies and the Subsidiary Guarantors hereby acknowledge and agree that this Amendment constitutes a “Loan Document” under the Credit Agreement. Accordingly, it shall be an Event of Default under the Credit Agreement if (i) any representation or warranty made by the Principal Companies and the Subsidiary Guarantors under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (ii) the Principal Companies and the Subsidiary Guarantors shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

(f) Governing Law. This Amendment shall be governed by the laws of the State of New York.

(g) Waiver of Jury Trial. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

[Remainder of this Page Intentionally Left Bank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

DIALOGIC CORPORATION, a British Columbia corporation

By:	/s/ Anthony Housefather
Name: Anthony Housefather
Title: Director

DIALOGIC INC., a Delaware corporation

By:	/s/ Anthony Housefather
Name: Anthony Housefather
Title: Secretary

DIALOGIC DISTRIBUTION LIMITED, a company organized under the laws of Ireland

SIGNED AND DELIVERED as a deed

by	Anthony Housefather
the lawfully appointed attorney for and on behalf of
DIALOGIC DISTRIBUTION LIMITED in the presence of:

Witness (signature):	Stephen Becker
Witness Name (print):	Stephen Becker
Witness Address:	6700 Cote-de-Liesse Road, Suite 100
Saint-Laurent Quebec H4T 2B5 Canada

Third Amendment to Third Amended and Restated Credit Agreement

DIALOGIC MANUFACTURING LIMITED, a company organized under the laws of Ireland

SIGNED AND DELIVERED as a deed

by	Anthony Housefather
the lawfully appointed attorney for and on behalf of
DIALOGIC MANUFACTURING LIMITED in the presence of:

Witness (signature):	Stephen Becker
Witness Name (print):	Stephen Becker
Witness Address:	6700 Cote-de-Liesse Road, Suite 100
Saint-Laurent Quebec H4T 2B5 Canada

DIALOGIC US HOLDINGS INC., a Delaware corporation

By:	/s/ Anthony Housefather
Name: Anthony Housefather
Title: Secretary

DIALOGIC (US) INC., a Delaware corporation

By:	/s/ Anthony Housefather
Name: Anthony Housefather
Title: Secretary

CANTATA TECHNOLOGY, INC., a Delaware corporation

By:	/s/ Anthony Housefather
Name: Anthony Housefather
Title: Director

Third Amendment to Third Amended and Restated Credit Agreement

DIALOGIC JAPAN, INC., a Delaware corporation

By:	/s/ Anthony Housefather
Name: Anthony Housefather
Title: Secretary

DIALOGIC NETWORKS (ISRAEL) LTD., a company organized under the laws of Israel

By:	/s/ Anthony Housefather
Name: Anthony Housefather
Title: Director

DIALOGIC DO BRASIL COMERCIO DE EQUIPAMNETOS PARA TELECOMUNICACAO LTDA (f/k/a Veraz Networks do Brasil Comercio de Equipamentos Para Telecommunicacao Ltda), a company organized under the laws of Brazil

By:	/s/ Anthony Housefather
Name: Anthony Housefather
Title: Secretary

Third Amendment to Third Amended and Restated Credit Agreement

AGENT:	OBSIDIAN, LLC

	By:	/s/ David Hollander
Name: David Hollander
Title: Vice President

Third Amendment to Third Amended and Restated Credit Agreement

LENDERS:	SPECIAL VALUE OPPORTUNITIES FUND, LLC
SPECIAL VALUE EXPANSION FUND, LLC
TENNENBAUM OPPORTUNITIES PARTNERS V, LP

	By:	Tennenbaum Capital Partners, LLC
	Its:	Investment Manager

	By:	/s/ Rajneesh Vig
Name: Rajneesh Vig
Title: Partner

Third Amendment to Third Amended and Restated Credit Agreement

Exhibit A